Exhibit 99.3
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”), entered into this 30th day of January, 2009, by and between AmSurg Corp., a Tennessee corporation with its principal place of business at 20 Burton Hills Boulevard, Nashville, Tennessee 37215 (“Company”), and David L. Manning (“Officer”), hereby amends and replaces in its entirety that certain Amended and Restated Employment Agreement, dated February 7, 2008, as amended (collectively, the “2008 Agreement”), between the Company and Officer.
W I T N E S S E T H:
     WHEREAS, the Officer has been and currently is engaged by the Company to serve as Executive Vice President and Chief Development Officer; and
     WHEREAS, the Company and the Officer now desire to enter into this Agreement to update the 2008 Agreement, and for certain other purposes.
     NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Officer do hereby agree as follows:
     1. EMPLOYMENT. The Company employs Officer and Officer hereby accepts employment under the terms and conditions hereinafter set forth.
     2. DUTIES. Officer is engaged as Executive Vice President and Chief Development Officer of the Company. His powers and duties in that capacity shall be those normally associated with the position of Executive Vice President and Chief Development Officer. During the term of this Agreement, Officer shall also serve without additional compensation in such other offices of the Company to which he may be elected or appointed by the Board of Directors.
     3. TERM. Subject to provisions of termination as hereinafter provided, the initial term of Officer’s employment under this Agreement shall terminate on December 31, 2009. On each December 31 during the term of this Agreement, commencing on December 31, 2009, unless the Company notifies Officer, pursuant to the following paragraph, that his employment under this Agreement will not be extended, his employment under this Agreement shall automatically be extended for a one (1) year period on the same terms and conditions as are set forth herein.
     If the Company elects not to extend Officer’s employment under this Agreement, it shall do so by notifying Officer in writing not less than sixty (60) days prior to the applicable December 31 of this Agreement. If the Company does not elect to extend Officer’s employment under this Agreement other than for Cause (as hereinafter defined), Officer shall be considered to have been terminated without just Cause upon the expiration of his employment, and Officer will receive the payments and benefits set forth in Section 8 hereof.
     4. COMPENSATION. For all duties rendered by Officer, the Company shall pay Officer a minimum salary of $384,038 per year, payable in equal installments at the Company’s regular payroll periods. In addition thereto, each year, beginning January 1, 2010, Officer’s compensation will be reviewed by the Board of Directors of the Company, or the Compensation Committee thereof, and after taking into consideration performance and any other factors deemed relevant, the Committee may increase Officer’s compensation. In the event the Company establishes a bonus plan for compensating executive or managerial employees, Officer may participate in such a plan, provided that any bonuses paid under such plan shall be in addition to the compensation provided for in this Agreement. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.
     5. EXTENT OF SERVICE. Officer shall devote substantially his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement take an active role in any other business activity without the prior written consent of the Company; but this shall not prevent Officer from making real estate or other investments of a passive nature or devoting time to charitable and non-profit activities and service as a director on the board(s) of directors of companies (whether public or private) other than the Company, in each case, in a manner that does not interfere with the performance of his duties to the Company.
     6. DISABILITY. In the case of illness or incapacity resulting in Officer being unable to perform his services, the Company shall provide through insurance or on its own account coverage for Officer that will provide payment of full salary and benefits for twelve (12) months, with (i) the payment of Officer’s salary to commence within thirty (30) days (with the date of such initial payment(s) determined by the Company in its sole discretion) of the Disability Payment Date (as defined below) and (ii) such payments being paid on the same terms and with the same frequency as Officer’s salary was paid prior to such incapacity or illness. For the period beyond twelve (12) months, the Company shall provide such coverage to Officer as is then available to Officer in accordance with Company policy. To the extent that payments are received from Worker’s Compensation or other Company paid plans, the Company’s obligations will be reduced by amounts so received. Notwithstanding the foregoing, Officer will be entitled to a payment under this Section 6 only (A) upon the date of the Officer’s “Separation from Service” (as such term is defined in Section 20 hereof) with the Company, or (B) if Officer, prior to such “Separation from Service” (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or (iii) is determined to be totally disabled by the Social Security Administration, the date such determination is made (collectively, the “Disability Payment Date”).

     7. TERMINATION FOR CAUSE; VOLUNTARY SEPARATION. For the purposes of this Agreement, the Company shall have “Cause” upon (i) a felony conviction of Officer or the failure of Officer to contest prosecution for a felony, (ii) conviction of a crime involving moral turpitude, or (iii) willful and continued misconduct or gross negligence by Officer in the performance of his duties as an officer after written notice from the Company that reasonably identifies the manner in which the Company believes that he has committed gross negligence or willful misconduct and the failure by Officer to cure such failure within 30 days after delivery of such notice. For purposes of this Section 7, “willful” and “gross negligence” shall be determined by the Board of Directors of the Company. In making such determination, the Board of Directors of the Company shall not act unreasonably or arbitrarily and no act or omission by Officer shall be deemed willful if taken by Officer in a good faith belief that such act or omission to act was in the best interests of the Company or if done at the express direction of the Board. Upon Officer’s Separation from Service initiated by the Company for Cause or the Officer’s voluntary Separation from Service, the Officer shall be entitled to his accrued but unpaid salary upon the date of the Officer’s Separation from Service and the Officer shall not be entitled to any other payments from the Company under this Agreement.
     8. TERMINATION WITHOUT CAUSE. Officer’s employment under this Agreement may be terminated by the Company at any time without Cause. Except as provided in Section 9 below, in the event Officer’s employment under this Agreement is terminated by the Company without Cause, the Company shall pay Officer a lump sum payment equal to one (1) year’s salary, based upon the annual base salary payable as of the date of the Officer’s Separation from Service. Officer shall also continue to be covered under health and life insurance plans of the Company for one (1) year. Benefits due under this Section 8 shall be payable (or commence) within sixty (60) days of the Officer’s Separation from Service, with the date of such payment determined by the Company in its sole discretion in accordance with Section 10 below. Officer’s health and life insurance benefits shall be reduced, however, by any such coverage that Officer receives incident to any employment during said one (1) year period. Receipt by Officer of the payment and other benefits under this Section 8 shall be subject to Officer’s execution and delivery, pursuant to the terms of Section 10 below, to the Company of a General Release in form and substance reasonably acceptable to the Company and Officer.
     9. TERMINATION FOLLOWING A CHANGE IN CONTROL. Officer’s employment under this Agreement may be terminated at any time within twelve (12) months following the occurrence of a Change in Control (as defined in Section 20 herein) by Officer for Good Reason (as defined in Section 20 herein). In the event Officer’s employment under this Agreement is terminated by the Company without Cause within twelve (12) months following the occurrence of a Change in Control or by Officer for Good Reason within twelve (12) months following the occurrence of a Change in Control, the Company shall pay Officer a lump sum payment equal to three (3) years’ salary, based upon the annual base salary payable as of the date of the Separation from Service. Officer shall also continue to be covered under health and life insurance plans of the Company for three (3) years in the event Officer’s employment under this Agreement is terminated by the Company without Cause within twelve (12) months following the occurrence of a Change in Control or by Officer for Good Reason within twelve (12) months following the occurrence of a Change in Control. Benefits due under this Section 9 shall be payable (or commence) within sixty (60) days of the Officer’s Separation from Service, with the date of such payment determined by the Company in its sole discretion in accordance with Section 10 below. Receipt by Officer of any payment or other benefits under this Section 9 shall be subject to Officer’s execution and delivery, pursuant to the terms of Section 10 below, to the Company of a General Release in form and substance reasonably acceptable to the Company and Officer.
     10. COORDINATION WITH RELEASE. Notwithstanding any provision herein to the contrary, the provisions of this Section 10 shall apply to the payment of benefits under Sections 8 and 9 (the “Severance Payments”). The Severance Payments shall be made only if Officer shall have executed, on or prior to the Release Expiration Date (as defined below), a General Release in form and substance reasonably acceptable to the Company and Officer (the “Release”) and any waiting periods contained in the Release shall have expired. In any instance where the execution of a Release is required, the Company shall deliver the Release to Executive within eight (8) days following the date of the Officer’s Separation from Service. If Officer fails to execute the Release on or prior to the Release Expiration Date or timely revokes Officer’s acceptance of the Release thereafter, Officer shall not be entitled to any Severance Payments. The Severance Payments shall be made immediately upon the expiration of any waiting periods contained in the Release, or if no waiting periods are applicable, within two (2) business days following Officer’s execution and delivery of the Release to the Company; provided, however, notwithstanding anything herein to the contrary, in any case where the date the Separation from Service and the Release Expiration Date fall in two separate taxable years, any Severance Payments that are treated as deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) shall be made in the later taxable year. For purposes of this Section 10, the “Release Expiration Date” shall mean the later of (i) the date of the Officer’s Separation from Service, and (ii) the date that is twenty-one (21) days following the date on which the Company timely delivers a Release to the Officer for the Officer execution, or in the event that the Officer’s Separation from Service is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date.
     11. RESTRICTIVE COVENANTS.
(a)	Confidential Information. Officer agrees not to disclose, either during the time he is employed by the Company or following his Separation from Service initiated by the Company, any confidential information concerning the Company, including, but not limited to, customer lists, business plans, contract terms, financial costs, sales data, or business opportunities whether for existing, new or developing businesses.

(b)	Non-Compete. Upon Officer’s voluntary Separation from Service, upon Officer’s Separation from Service initiated by the Company for Cause, or upon Officer’s Separation from Service without Cause, Officer agrees not, without the written consent of the Company, to own, finance, operate, manage, design, build, solicit prospects for or otherwise enter into or engage in any phase of the ambulatory surgery business or any other business conducted by the Company in any state in which the Company is conducting business on the date of Officer’s Separation from Service from the Company, either as an individual for his own account, as a partner or joint venturer, or as an employee, agent, officer, director, consultant, owner or otherwise for a period of one (1) year following the date of Officer’s Separation from Service from the Company.

(c)	Non-Solicitation. Upon Officer’s Separation from Service or expiration of his employment, whether voluntary or involuntary, Officer agrees not to:
(i)	directly or indirectly solicit ambulatory surgery business or any other business of the sort being conducted by the Company as of the date of the termination or expiration of Officer’s employment from any entity, organization or person which has contracted with the Company, which has been doing business with the Company, from which the Company was soliciting business at the time of Officer’s Separation from Service, or from which the Officer knew or had reason to know that the Company was going to solicit business at the time of Officer’s Separation from Service, for a one-year period from the date of Officer’s Separation from Service from the Company; or

(ii)	directly or indirectly solicit employees of the Company to leave their employment with the Company for a one year period from the date of Officer’s Separation from Service or expiration of his employment with the Company.
(d)	Enforcement. Officer and the Company acknowledge and agree that any of the covenants contained in this Section 11 may be specifically enforced through injunctive relief, but such right to injunctive relief shall not preclude Company from other remedies which may be available to it.

(e)	Termination. Notwithstanding any provision to the contrary otherwise contained in this Agreement, the agreements and covenants contained in this Section 11 shall not terminate upon Officer’s Separation from Service from the Company or upon the termination of this Agreement under any other provision of this Agreement.
     12. VACATION. During each year of this Agreement, Officer shall be entitled to vacation in accordance with Company policy in effect from time to time.
     13. BENEFITS. In addition to the benefits specifically provided for herein, Officer shall be entitled to participate in all benefit plans maintained by the Company for employees generally according to the terms of such plans.

     14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence in the case of Officer, or to its principal office in the case of the Company.
     15. WAIVER OF BREACH. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.
     16. ATTORNEYS’ FEES. In the event that either party initiates legal proceedings to enforce any provision of this Agreement or resolve any dispute hereunder, and Officer is the prevailing party, then the Company shall be responsible for payment of the Officer’s reasonable attorneys’ fees incurred in connection therewith.
     17. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Officer acknowledges that the services to be rendered by him are unique and personal, and the Officer may not assign any of his rights or delegate any of his duties or obligations under this Agreement.
     18. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the matters addressed herein. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed by the laws of the State of Tennessee.
     19. HEADINGS. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     20. DEFINITIONS. For purposes of this Agreement the following definitions shall apply:
a.	“Change in Control” shall mean the occurrence of any of the following:
(i)	the acquisition of at least a majority of the outstanding shares of Common Stock (or securities convertible into Common Stock) of the Company by any person, entity or group (as used in Section 13(d)(3) and Rule 13d-5(b)(1) under the Exchange Act);

(ii)	the merger or consolidation of the Company with or into another corporation or other entity, or any share exchange or similar transaction involving the Company and another corporation or other entity, if as a result of such merger, consolidation, share exchange or other transaction, the persons who owned at least a majority of the Common Stock of the Company prior to the consummation of such transaction do not own at least a majority of the Common Stock of the surviving entity after the consummation of such transaction;

(iii)	the sale of all, or substantially all, of the assets of the Company; or

(iv)	any change in the composition of the Board of Directors of the Company, such that persons who at the beginning of any period of up to two years constituted at least a majority of the Board of Directors of the Company, or persons whose nomination was approved by such majority, cease to constitute at least a majority of the Board of Directors of the Company at the end of such period.
b.	“Company” shall mean AmSurg Corp., any successor entity or their successors or assigns.

c.	“Good Reason” shall exist if after the occurrence of a Change in Control:
(i)	there is a material diminution in the nature or the scope of Officer’s authority and responsibilities;

(ii)	there is a material diminution in Officer’s rate of base salary or overall compensation (for reasons other than Company performance or stock price); or

(iii)	the Company changes the principal location in which Officer is required to perform services outside a fifty mile radius of such location without Officer’s consent.
A termination under the circumstances listed in (i) to (iii) above shall be for “Good Reason” following a Change in Control only if (A) Officer notifies the Company of the existence of the condition that otherwise constitutes Good Reason within ninety (90) days of the initial existence of the condition, (B) the Company fails to remedy the condition within thirty (30) days following it’s receipt of Officer’s notice of Good Reason and (C) Officer Separates from Service from the Company due to the condition within 12 months of the occurrence of a Change in Control.

d.	“Separation from Service” shall mean the date on which the Company and Officer reasonably anticipate that no further services will be performed after such date, or that the level of bona fide services Officer will perform after such date will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period. Whether a Separation from Service occurs shall be interpreted consistent with Section 1.409A-1(h) of the U.S. Treasury Regulations.

     21. DELAY OF PAYMENTS. It is intended that each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code and that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Sections 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v) of the Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, if (i) on the date Officer’s employment with the Company terminates the Officer is a “specified employee” (as such term is defined under Section 1.409A-1(i)(1) of the Treasury Regulations) of the Company and (ii) any payments to be provided to the Officer pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six months after the date of Officer’s Separation from Service from the Company, or, if earlier, the date of the Officer’s death. Any payments delayed pursuant to this Section 21 shall be made in a lump sum on the first day of the seventh month following the Officer’s Separation from Service, or, if earlier, the date of the Officer’s death and any remaining payments shall be made in accordance with the terms of this Agreement. In addition, to the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which the Officer participates during the term of the Officer’s employment under this Agreement or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), and (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.
     22. HEALTH BENEFITS. The costs of the Company’s portion of any post termination health or life insurance premiums due under this Agreement shall be included in the Officer’s gross income to the extent the provision of such benefits is deemed to be discriminatory under Section 105(h) of the Code.
     23. DEEMED RESIGNATION. In the event Officer’s employment under this Agreement is terminated for any reason, unless otherwise determined by the Board of Directors of the Company, Officer shall be deemed, without any further action on the part of Officer, to have automatically resigned as a director of the Company and an officer and director, if applicable, of all subsidiaries of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

/s/ David L. Manning
David L. Manning

AMSURG CORP.
/s/ Christopher A. Holden
Name:	Christopher A. Holden
Title:	Chief Executive Officer